SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 5, 2006

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 305-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Approval of the amendment to the Valley National Bancorp 1999 Long Term Stock Incentive Plan

On April 5, 2006, Valley National Bancorp’s shareholders approved an amendment to the Valley National Bancorp 1999 Long Term Stock Incentive Plan (the “1999 Plan”), as approved by the Board of Directors on February 14, 2006, to increase by 1,800,000 the number of shares of Valley’s common stock available for awards under the 1999 Plan. The amendment increases the number of shares available for incentive stock options, non-qualified stock options and stock appreciation rights by 1,200,000 and the number of shares available for awards of restricted stock under the 1999 Plan by 600,000.

Item 7.01 Regulation FD Disclosure

On April 5, 2006, Valley National Bancorp issued a press release regarding the Chief Executive Officer’s presentation to shareholders at Valley’s Annual Meeting of Shareholders.

The information in this Item 7.01 to Current Report on Form 8-K, including the attached exhibit, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The information in this Item 7.01 to Current Report on Form 8-K shall not be incorporated by reference into any registration statement or document pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Valley National Bancorp 1999 Long Term Stock Incentive Plan (incorporated by reference to the Appendix A to Valley National Bancorp’s Proxy Statement for the 2006 Annual Meeting of Shareholders, filed on March 1, 2006.)

99.1	Press Release, dated April 5, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2006	VALLEY NATIONAL BANCORP

	By:	/s/ Alan D. Eskow
Alan D. Eskow
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

EXHIBITS INDEX

Exhibit Number	Exhibit Description
10.1	Valley National Bancorp 1999 Long Term Stock Incentive Plan (incorporated by reference to the Appendix A to the Valley National Bancorp’s Proxy Statement for the 2006 Annual Meeting of Shareholders, filed on March 1, 2006.)

99.1	Press Release, dated April 5, 2006.